July 7, 2016
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Rebecca Cranna, Yana Kravtsova, Sebastian Deschler and Michael Ravvin, signing singly, the undersigned’s true and lawful attorney-in-fact to; (i) prepare, sign and submit for and on behalf of the undersigned a Form ID (including any amendments, supplements or exhibits thereto) to the United States Securities and Exchange Commission (the “SEC”) on its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) Filer Management website to obtain from the SEC access codes to permit filing on the SEC’s EDGAR system; (ii) upon the undersigned becoming subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, with respect to ownership of securities of TerraForm Global, Inc. (the “Company”), execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director and/or owner of greater than 10% of the outstanding Class A Common Stock of the Company, Forms 3, 4 and 5 (including any amendments, supplements or exhibits thereto) in accordance with Section 16(a) of the Exchange Act; (iii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4 or 5 (including any amendments, supplements or exhibits thereto) and timely file such forms with the SEC and any stock exchange or similar authority, including the NASDAQ Stock Market LLC; and (iv) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to file a Form ID or to comply with Section 16 of the Exchange Act that the undersigned may be required to file or undertake.
This Power of Attorney revokes the previous power of attorney, dated as of June 27, 2016, executed by the undersigned to the foregoing attorneys-in-fact.
This Power of Attorney shall remain in full force and effect until the earlier of (i) the undersigned revoking this Power of Attorney in a signed writing delivered to the foregoing attorneys-in-fact or (ii) if the undersigned becomes subject to the reporting obligations of Section 16 of the Exchange Act, and the rules thereunder, with respect to ownership of securities of the Company, when the undersigned is no longer required to file reports or schedules under Section 16 of the Exchange Act with respect to the undersigned’s holdings of and transactions in securities issued by the Company.
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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of date first written above.

By: /s/ Gregory William Scallen
Name: Gregory William Scallen